FILED [handwritten initials]

NOV 22 1985

[signature] SECRETARY OF STATE

8503260220 BOOK G 95 PAGE 223

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OF

HARVEST CAPITAL CORPORATION

Pursuant to Section 241 of the General Corporation Law of the state of Delaware, the undersigned corporation hereby adopts the following amendment to its Certificate of Incorporation.

FIRST: The total authorized capitalization of the corporation shall be 305,000,000 shares, consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

SECOND: As of the date hereof, the corporation has not received any payment for and has not issued any of its authorized common stock, par value $0.0001, or preferred stock, par value $0.0001.

THIRD: The following amendment to the Certificate of Incorporation has been duly adopted by the sole incorporator of the corporation.

1. Article 4 of the corporation's current Certificate of Incorporation is hereby amended by striking the entire Article 4 and inserting the following in lieu thereof:

4. The Corporation shall have authority to issue 305,000,000 shares of which 300,000,000 shares shall be common stock having a par value of $0.0001 per share (the "Common Stock"), and 5,000,000 shares shall be preferred stock having a par value of $0.0001 per share (the "Preferred Stock"). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, are as follows:

(a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time

outstanding. The board of directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative, participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

(i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

(ii) The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of Preferred Stock, and whether such dividends shall be cumulative or noncumulative;

(iii) The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

(iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash, or other property and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of the Corporation;

(vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted upon by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances, and upon such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board may determine.

(b) Common Stock. Except as otherwise required by law, each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder on all matters submitted to a vote of the stockholders. Subject to the preferences, powers, and rights of shares of Preferred Stock as designated in the resolution or resolutions of the board of directors authorizing the issuance of such Preferred Stock, as set forth above, the stockholder of the Common Stock shall be entitled, on a pro rata basis, to receive all remaining assets of the Corporation, tangible or intangible, in the event of liquidation or dissolution, or winding up of the Corporation. A consolidation, merger, or reorganization of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation or dissolution of the Corporation unless so designated by the board of directors.

(i) No holder of Preferred Stock or Common Stock shall be entitled to cumulate his votes for the election of directors or for any other purpose.

(ii) No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of

indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations, or associations, whether such holders or others, and upon such terms as amy be deemed advisable by the board of directors in the exercise of its sole discretion.

I, THE UNDERSIGNED, being the sole incorporator of Harvest Capital Corporation, for the purpose of amending the Certificate of Incorporation of said corporation pursuant to the General Corporation Law of the state of Delaware, hereby declare and certify that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of September, 1985.

ATTEST:

Sheldon S. Traube [signature]

Sheldon S. Traube

[signature]

Joseph L. Murphy

STATE OF ~~DELAWARE~~ N.Y.)
:SS
COUNTY OF N.Y.)

I, EDNA E. JOHNSTON, a Notary Public, hereby certify that on the ~~8th~~ day of ~~September~~, 1985, personally appeared before me Joseph L. Murphy and Sheldon S. Traube, who being by me first duly sworn, declared that they signed the foregoing document as president and secretary of Harvest Capital Corporation and that the statements therein are true.

Witness my hand and official seal.

Edna E. Johnston [signature]

Notary Public
Residing in Queens County

My Commission Expires:
3-30-87

EDNA E. JOHNSTON
Notary Public, State of New York
No. 41-4533703
Qualified in Queens County
Commission Expires March 30, 1987